Exhibit 5.7

LETTER OF CONSENT

      We hereby consent to the incorporation by reference into the registration statement on Form F-10 to which the consent is an exhibit of references to us and to our opinion dated May 16, 2006 included as Appendix 3 to the Information Circular — Proxy Statement of Pengrowth Energy Trust submitted under cover of Form 6-K on June 1, 2006.

Very truly yours,

MERRILL LYNCH CANADA INC.

By:	/s/ Christopher M. Burley

Name: Christopher M. Burley
Title: Managing Director

August 22, 2006

Calgary, Alberta